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                                                               EXHIBIT (d)(14)


                      INTERMEDIATE HOLDING PLEDGE AGREEMENT

            INTERMEDIATE HOLDING PLEDGE AGREEMENT dated as of _______, 2001 made by CITADEL COMMUNICATIONS CORPORATION, a Nevada corporation (the "Pledgor"), in favor of THE CHASE MANHATTAN BANK, ("CHASE"), as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the lenders (the "LENDERS") parties to the Credit Agreement, dated as of _______, 2001 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Pledgor, CITADEL BROADCASTING COMPANY, a Nevada corporation (the "ISSUER"), FLCC HOLDINGS INC., a Delaware corporation, FLCC ACQUISITION CORP., a Nevada corporation (to be merged into the Pledgor), the Administrative Agent, the Lenders and The Bank of Nova Scotia and First Union National Bank as the syndication agents (in such capacity, collectively, the "SYNDICATION AGENTS")..

                              W I T N E S S E T H :

            WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make loans to, and the Issuing Lenders have agreed to issue certain letters of credit for the account of, the Issuer upon the terms and subject to the conditions set forth therein; and

            WHEREAS, the Pledgor is the legal and beneficial owner of the shares of Pledged Stock (as hereinafter defined) issued by the Issuer;

            [WHEREAS, the Pledgor is the owner of the Pledged Note (as hereinafter defined);]

            [WHEREAS, the Pledgor from time to time may be the owner of the Subordinated Preferred Stock];

            WHEREAS, the Pledgor has executed and delivered the Intermediate Holding Guarantee dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "INTERMEDIATE HOLDING GUARANTEE") pursuant to which, subject to the terms and conditions thereof, the Pledgor has guaranteed to the Administrative Agent and the Lenders the punctual payment and performance of all amounts and other obligations owing by the Issuer pursuant to the Credit Agreement; and

            WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective loans to, and the Issuing Lenders to issue certain letters of credit for the account of the Issuer under the Credit Agreement that the Pledgor shall have executed and delivered this Pledge Agreement and the Intermediate Holding Guarantee to the Administrative Agent for the ratable benefit of the Lenders;


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            NOW, THEREFORE, in consideration of the premises and to induce the
Administrative Agent, the Lenders and the Co-Agents to enter into the Credit Agreement and to induce the Lenders to make their respective loans to, and the Issuing Lenders to issue certain letters of credit for the account of, the Issuer under the Credit Agreement, the Pledgor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

            1. DEFINED TERMS. Unless otherwise defined herein, terms that are defined in the Credit Agreement and used herein are so used as so defined, and the following terms shall have the following meanings:

            "CODE": the Uniform Commercial Code from time to time in effect in the State of New York.

            "COLLATERAL": the Pledged Stock, the Pledged Note and all Proceeds thereof.

            "GUARANTEE OBLIGATIONS": all indebtedness, obligations and liabilities of the Pledgor under the Intermediate Holding Guarantee, including, without limitation, all guarantee obligations in respect of the unpaid principal of and interest on the Loans, all obligations and liabilities of the Issuer with respect to the Letters of Credit and all other Obligations of the Issuer to the Administrative Agent and the Lenders, whether direct or indirect, absolute or contingent, matured or unmatured, due or to become due, or now existing or hereafter incurred under the Credit Agreement and the other Credit Documents.

            "PLEDGE AGREEMENT": this Pledge Agreement, as amended, supplemented or otherwise modified from time to time.

            "PLEDGED NOTE": the Company Subordinated Intercompany Note.

            "PLEDGED STOCK": (i) all of the shares of capital stock of the Issuer listed on Schedule I hereto, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by the Issuer to the Pledgor while this Pledge Agreement is in effect and (ii) the Subordinated Preferred Stock.

            "PROCEEDS": all "proceeds" as such term is defined in Section 9-306(1) of the Code on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, all payments and other distributions and income with respect to the Pledged Note, and any and all collections on the foregoing or distributions with respect to the foregoing.

            2. PLEDGE; GRANT OF SECURITY INTEREST. The Pledgor hereby delivers to the Administrative Agent, for the ratable benefit of the Lenders, all of the Pledgor's right, title and interest in the Pledged Stock and the Pledged Note, and hereby transfers and grants to the Administrative Agent, for the ratable benefit of the Lenders, a first security interest in all of the Pledgor's right, title and interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Guarantee Obligations.

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            3. STOCK POWERS; ENDORSEMENTS. (a) Concurrently with the delivery to the Administrative Agent of each certificate representing one or more shares of Pledged Stock, the Pledgor shall deliver an undated stock power covering such certificate, duly executed in blank by the Pledgor.

            (b) Concurrently with the delivery to the Administrative Agent of the Pledged Note, the Pledgor shall deliver an undated endorsement covering the Pledged Note, duly executed in blank by the Pledgor.

            4. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants that:

            (a) except as disclosed on Schedule II [describe Existing Preferred Stock that remains outstanding after the Closing Date], the shares of Pledged Stock listed on Schedule I constitute all of the issued and outstanding shares of all classes of the capital stock of the Issuer;

            (b) all the shares of Pledged Stock have been duly and validly issued and are fully paid and nonassessable;

            (c) the Pledgor is the record and beneficial owner of, and has good title to, the Pledged Stock and the Pledged Note, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Pledge Agreement; and

            (d) upon delivery to the Administrative Agent of the stock certificates evidencing the Pledged Stock and upon delivery to the Administrative Agent of the Pledged Note together with any endorsement required hereunder, the Lien granted pursuant to this Pledge Agreement will constitute a valid, perfected first priority Lien on the Collateral (except, with respect to Proceeds, only to the extent permitted by Section 9-306 of the Code), enforceable as such against all creditors of the Pledgor and any Persons purporting to purchase any Collateral from the Pledgor except in each case as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

            The Pledgor agrees that the foregoing representations and warranties shall be deemed to have been made by it on each Borrowing Date by the Issuer under the Credit Agreement on and as of such Borrowing Date as though made hereunder on and as of such Borrowing Date.

            5. COVENANTS. The Pledgor covenants and agrees with the Administrative Agent and the Lenders, that, from and after the date of this Pledge Agreement until the Guarantee Obligations are paid in full and the Commitments are terminated:

            (a) If the Pledgor shall, as a result of its ownership of the Collateral, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), promissory note or other instrument, option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any of the Collateral, or otherwise in respect thereof, the

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Pledgor shall accept the same as the agent of the Administrative Agent and the
Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by the Pledgor to the Administrative Agent, if required, together with an undated stock power or endorsement, as appropriate, covering such certificate, note or instrument duly executed in blank by the Pledgor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Guarantee Obligations. Any sums paid upon or in respect of the Collateral upon the liquidation or dissolution of the Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Guarantee Obligations, and in case any distribution of capital shall be made on or in respect of the Collateral or any property shall be distributed upon or with respect to the Collateral pursuant to the recapitalization or reclassification of the capital of the Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Guarantee Obligations. If any sums of money or property so paid or distributed in respect of the Collateral shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Lenders, segregated from other funds of the Pledgor, as additional collateral security for the Guarantee Obligations.

            (b) Without the prior written consent of the Administrative Agent, except as otherwise permitted by the Credit Agreement, the Pledgor will not (i) vote to enable, or take any other action to permit, the Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of the Issuer, except for the issuance of Subordinated Preferred Stock in accordance with the Credit Agreement, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral except for the exchange of the Subordinated Preferred Stock for a Subordinated Note, or (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Pledge Agreement. The Pledgor will defend the right, title and interest of the Administrative Agent and the Lenders in and to the Collateral against the claims and demands of all Persons whomsoever.

            (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Pledge Agreement.

            (d) The Pledgor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes which may be payable or

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determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

            (e) The Pledgor covenants that it will not declare that the failure to pay interest on the Pledged Note to constitute an event of default thereunder in accordance with Section 4 thereof unless the holders of the Subordinated HoldCo Debentures shall have declared the failure to pay interest on the Subordinated HoldCo Debentures to constitute an event of default in accordance with Section 4 of the Subordinated HoldCo Debentures.

            (f) The Pledgor (and, by its execution and delivery of the Acknowledgement and Consent attached hereto, the Issuer) covenants and agrees that all payments under the Pledged Note, whether on account of principal, interest, fees or other amounts, shall be paid by the Issuer to an account of the Pledgor maintained at Chase.

            6. CASH DIVIDENDS; VOTING RIGHTS; INTEREST PAYMENTS. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall (unless such Event of Default is an Event of Default specified in subsection 14(f) of the Credit Agreement, in which case no such notice need be given) have given notice to the Pledgor of the Administrative Agent's intent to exercise its rights pursuant to paragraph 7 below, the Pledgor shall be permitted to receive all cash dividends to the extent permitted in the Credit Agreement in respect of the Pledged Stock and to exercise all voting and corporate rights with respect to the Pledged Stock, PROVIDED, HOWEVER, that no vote shall be cast or corporate right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement or any of the other Credit Documents.

            (b) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall (unless such Event of Default is an Event of Default specified in subsection 14(f) of the Credit Agreement, in which case no such notice need be given) have given notice to the Pledgor of the Administrative Agent's intent to exercise its rights pursuant to paragraph 7 below, the Pledgor shall (i) be entitled to receive and retain any interest payments or other distributions made in respect of or paid on the Pledged Note in accordance with the terms of the Credit Agreement and (ii) have and may exercise all other rights of ownership with respect to the Pledged Note and any additional Collateral paid thereunder or in respect thereof; provided, HOWEVER, that the foregoing provision shall not entitle the Pledgor to take any action in respect of the Pledged Note or Collateral paid thereunder or in respect thereof that would otherwise be prohibited under the Credit Documents.

            7. RIGHTS OF THE LENDERS AND THE ADMINISTRATIVE AGENT. (a) If an Event of Default shall occur and be continuing and the Administrative Agent shall (unless such Event of Default is an Event of Default specified in subsection 14(f) of the Credit Agreement, in which case no such notice need be given) give notice of its intent to exercise its rights hereunder to the Pledgor, (i) the Administrative Agent shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock and make application thereof to the Guarantee Obligations in such order as the Administrative Agent may determine, and (ii) all shares of the Pledged Stock shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (A) all voting, corporate and other

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rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of the Issuer or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the Issuer, or upon the exercise by the Pledgor or the Administrative Agent of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it and except for its gross negligence or willful misconduct, but the Administrative Agent shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

            (b) If an Event of Default shall have occurred and be continuing and the Administrative Agent shall (unless such Event of Default is an Event of Default specified in subsection 14(f) of the Credit Agreement, in which case no such notice need be given) give notice of its intent to exercise its rights hereunder to the Pledgor, all interest payments and other distributions (including cash) paid on or in respect of the Pledged Note shall be paid to and retained by the Administrative Agent as Collateral hereunder (or if received by the Pledgor, shall be held in trust by the Pledgor for the benefit of the Administrative Agent and the Lenders and shall be forthwith delivered by it, together with an appropriate undated endorsement duly executed in blank), and in the event that voting privileges have been granted to the holder of the Pledged Note, to the extent that the Administrative Agent gives notice to the Pledgor of its intention to do so, the Administrative Agent shall be entitled to vote or consent or take any other action with respect to the Pledged Note (and the Pledgor will, if so requested, execute or cause to be executed appropriate proxies therefor).

            (c) The rights of the Administrative Agent and the Lenders hereunder shall not be conditioned or contingent upon the pursuit by the Administrative Agent or any Lender of any right or remedy against the Issuer or against any other Person which may be or become liable in respect of all or any part of the Guarantee Obligations or the Obligations or against any collateral security therefor, guarantee therefor or right of set-off with respect thereto. Neither the Administrative Agent nor any Lender shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, except to the extent that such failure constitutes gross negligence or willful misconduct, nor shall the Administrative Agent be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

            (d) Nothing in this Pledge Agreement limits or impairs any of the obligations of the Issuer or the Pledgor set forth in the Pledged Note or any rights of the Lenders set forth in the Pledged Note.

            8. REMEDIES. In the event that any portion of the Obligations has been declared or becomes due and payable in accordance with the terms of the Credit Agreement and such

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Obligations have not been paid in full, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Guarantee Obligations or the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor, the Issuer, or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange or broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent, the Co-Agents, or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived or released. The Administrative Agent shall hold any Proceeds hereunder for the benefit of the Lenders as collateral security for the Guarantee Obligations (whether matured or unmatured), and/or the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, may then or at any time thereafter, in the sole discretion of the Administrative Agent, be applied by the Administrative Agent against the Guarantee Obligations then due and owing in the following order of priority:

            FIRST, to the payment of all reasonable costs and expenses of every kind incurred by the Administrative Agent in connection with this Pledge Agreement, any other Credit Document or any of the Guarantee Obligations, including, without limitation, (i) all costs incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, (ii) court costs, (iii) the reasonable fees and disbursements of legal counsel and agents to the Administrative Agent, (iv) any other reasonable costs or expenses incurred in connection with the exercise by the Administrative Agent of any right or remedy under this Pledge Agreement or any other Credit Document and (v) without duplication, any amounts which are required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, to be paid by the Administrative Agent;

            SECOND, to the ratable satisfaction of all other Guarantee Obligations; and

            THIRD, to the Pledgor or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.

To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Administrative Agent, the Co-Agents or any Lender arising out of the lawful exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

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            9. REGISTRATION RIGHTS; PRIVATE SALES. (a) If the Administrative
Agent shall determine to exercise its right to sell any or all of the Pledged Stock or the Pledged Note, as the case may be, pursuant to paragraph 8 hereof, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock or the Pledged Note, as the case may be, or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Pledgor will cause the Issuer whose stock or note, as the case may be, is to be so registered to (i) execute and deliver, and cause the directors and officers of the Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock or the Pledged Note, as the case may be, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock or the Pledged Note, as the case may be, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus that, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Pledgor agrees to cause the Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions that the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) that will satisfy the provisions of Section 11(a) of the Securities Act.

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            (b) The Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock or the Pledged Note, as the case may be, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers that will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock or the Pledged Note, as the case may be, for the period of time necessary to permit the Issuer to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Issuer would agree to do so.

            (c) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock or the Pledged Note, as the case may be, pursuant to this paragraph 9 valid and binding and in compliance with any and all other applicable Requirements of Law. The Pledgor further agrees that a breach of any of the covenants contained in this paragraph 9 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this paragraph 9 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

            10. LIMITATION ON DUTIES REGARDING COLLATERAL. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar securities and property for its own account. Neither the Administrative Agent, the Co-Agents nor any Lender nor their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so (except to the extent the same constitutes gross negligence or willful misconduct) or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or otherwise.

            11. POWERS COUPLED WITH AN INTEREST. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

            12. SEVERABILITY. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            13. PARAGRAPH HEADINGS. The paragraph headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

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            14. NO WAIVER; CUMULATIVE REMEDIES. Neither the Administrative
Agent, the Co-Agents nor any Lender shall by any act (except by a written instrument pursuant to paragraph 15 hereof) be deemed to have waived any right or remedy hereunder. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent, the Co-Agents or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent, the Co-Agents or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

            15. WAIVERS AND AMENDMENTS; SUCCESSORS AND ASSIGNS; GOVERNING LAW. None of the terms or provisions of this Pledge Agreement may be amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Administrative Agent, PROVIDED that any provision of this Pledge Agreement may be waived by the Administrative Agent in a letter or agreement executed by the Administrative Agent or by telex or facsimile transmission from the Administrative Agent. This Pledge Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Administrative Agent, the Co-Agents and the Lenders and their respective successors and assigns. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            16. NOTICES. Notices by the Administrative Agent to the Pledgor, or the Issuer may be given by mail or by facsimile transmission, addressed or transmitted to such person at its address or transmission number set forth in subsection 16.2 of the Credit Agreement and shall be effective (a) in the case of mail, three Business Days after deposit in the postal system, first class postage pre-paid, and (b) in the case of facsimile notices, when receipt is confirmed. The Pledgor and the Issuer may change their respective addresses and transmission numbers by written notice to the Administrative Agent.

            17. IRREVOCABLE AUTHORIZATION AND INSTRUCTION TO ISSUER. The Pledgor hereby authorizes and instructs the Issuer to comply with any instruction received by it from the Administrative Agent in writing that (a) states that an Event of Default has occurred and is continuing and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that the Issuer shall be fully protected in so complying.

            18. AUTHORITY OF ADMINISTRATIVE AGENT. The Pledgor acknowledges that the rights and responsibilities of the Administrative Agent under this Pledge Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative

Agent and the Pledgor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and neither the Pledgor nor the Issuer shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

            19. INTEGRATION; ACKNOWLEDGEMENTS. The Pledgor hereby confirms its agreement with subsections 16.9 and 16.12 of the Credit Agreement. The Pledgor (and, by its execution and delivery of the Acknowledgement and Consent attached to this Pledge Agreement, the Issuer) hereby acknowledges that the payment of any Restricted Interest on the Company Subordinated Intercompany Loan, to the extent not permitted to be paid under the definition of the term Consolidated Cash Interest Expense in Section 1 of the Credit Agreement, shall be deemed to constitute an Event of Default at the time of, rather than after, the making of such payment.

            20. APPROVALS. Any provision contained herein to the contrary notwithstanding, no action shall be taken hereunder by the Administrative Agent and the Lenders with respect to the Collateral unless and until all applicable requirements of the Federal Communications Commission (the "FCC"), if any, under the Communications Act of 1934, as amended, and the rules and regulations thereunder and thereof have in the reasonable judgment of the Administrative Agent been fully satisfied to the extent necessary to take such action and there have been obtained such consents, approvals and authorizations, as may be required to be obtained from the FCC under the terms of any franchise, license or similar operating right held by the Pledgor in order to take such action. It is the intention of the parties hereto that the pledge in favor of the Administrative Agent and the Lenders of the Collateral, the grant of a security interest to the Administrative Agent and the Lenders in the Collateral, and all rights and remedies by the Administrative Agent and the Lenders with respect to the Collateral, shall in all relevant aspects be subject to and governed by said statutes, rules and regulations and that nothing in this Agreement shall be construed to diminish the control exercised by the Pledgor, except in accordance with the provisions of such statutory requirements and rules and regulations. By its acceptance of this Agreement, the Administrative Agent and the Lenders agree they will not take any action pursuant to this Agreement which constitutes or results in any assignment of a license or franchise or any change of control over the communications properties owned and operated by the Pledgor, if such assignment of license or franchise or change of control would, under then existing law or under any franchise, require the prior approval of a Governmental Authority, without first obtaining such approval. Upon the exercise by the Administrative Agent and the Lenders of any power, right, privilege or remedy pursuant to this Agreement which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Pledgor will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments and other documents and papers that the Administrative Agent and the Lenders may reasonably require in order for such governmental consent, approval, recording, qualification or authorization to be obtained. The Pledgor agrees to use its best efforts to cause such governmental consents, approvals, recordings, qualifications and authorizations to be forthcoming.

            IN WITNESS WHEREOF, the undersigned has caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

                                    CITADEL COMMUNICATIONS
                                    CORPORATION


                                    By:____________________________
                                          Title:

                           ACKNOWLEDGEMENT AND CONSENT

            The Issuer referred to in the foregoing Pledge Agreement hereby acknowledges receipt of a copy thereof and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. The Issuer agrees to notify the Administrative Agent promptly in writing of the occurrence of any of the events described in paragraph 5(a) of the Pledge Agreement. The Issuer further (i) agrees that it will comply with the terms of paragraph 5(f) of the Pledge Agreement to the extent applicable to it, (ii) acknowledges and confirms the second sentence of paragraph 19 of the Pledge Agreement and (iii) agrees that the terms of paragraph 9(c) of the Pledge Agreement shall apply to it, MUTATIS MUTANDIS, with respect to all actions that may be required of it under or pursuant to or arising out of paragraph 9 of the Pledge Agreement.

                                    CITADEL BROADCASTING COMPANY



                                    By:
                                       ---------------------------------
                                          Title:

                                                                      SCHEDULE I
                                                         To Intermediate Holding
                                                                Pledge Agreement




                          DESCRIPTION OF PLEDGED STOCK



                                                                      Percentage
                                        Stock                             of
                   Class of          Certificate         No. of         Issued
Issuer               Stock                No.            Shares         Shares
------               -----              ------           ------         ------